SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 20, 2011

Date of Report
(Date of Earliest Event Reported)

Commission File No. 333-146441

A & J VENTURE CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada, USA	75-3260541
(State of Incorporation)	(IRS Employer Identification No.)

23890 Copper Hill Drive, #206, Valencia CA 91354

(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (661) 414-7125

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2011, A & J Venture Capital Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with 0875505 B.C. Ltd. (“0875505 BC”), a British Columbia, Canada company.  The Agreement provides for the Company to acquire multiple patents and trademarks acquired by 0875505 BC through a receivership proceeding of Adiri, Inc. (Adiri”). Adiri was granted the initial patents and trademarks.  These patents and trademarks relate to a baby bottle and related components that 0875505 BC has expended approximately $1,500,000 in cash in acquiring and further development.  As part of the Agreement, the Company also acquired  $100,000 in cash, a note receivable in the amount of $30,000, resin and assumed an executory contract with a plastics manufacturer and will assume accounts payable of approximately $27,500.  In exchange, the Company will issue 35,000,000 shares of its common stock, par value $.001, post-split.  The Company anticipates closing the transaction during the current fiscal quarter which ends March 31, 2011.  As a condition to closing of the transaction, the Company must implement its previously authorized 100-to-1 reverse stock split and change the Company’s name to “Reliabrands, Inc.”

The Adiri™ brand was one of the first baby bottle manufacturers to offer BPA-FREE products when it was launched in 2007.   The Adiri™ Natural Nurser™ bottle achieved more international design recognition than any other bottle of any kind in history, winning 15 internationally recognized product design competitions including tying for first place in the D&AD Design Award (known as the “Yellow Pencils”) in 2008 with the “Apple iPod touch” from  23,000 international product submissions  .  The iconic and patented “natural breast shape” and “petal vent” are among the features that reduced colic and improved the infant feeding experiences which led to Adiri earning the prestigious Gold MDEA (Medical Design Excellence Award) along with the design firm Whipsaw, Inc. in 2008.

The Company acquired from 0875505 BC  all right, title, interest, applications and registrations of all the Adiri-related trademarks and patents in the following jurisdictions:  Australia, Brazil, Canada, Chile, China, Columbia, the European Union, Hong Kong, Israel, Japan, Mexico, New Zealand, Russia, South Africa, South Korea, Switzerland, Taiwan, and the United States.  There are four U.S. patents, one EP patent application (valid until 2019), and one Canadian patent covering Adiri’s unique breast shaped nipple (5,690,679, 5,993,479).  There are additional U.S. utility & design patent applications pending as well as a PCT application filed along with numerous International Registered Trademarks.

The Adiri products have won 15 International Design Awards including:

• iF International Forum Design Awards 2008, Global—Winner
• Creative Child Magazine Magazine2008, USA-Top Choice of 2008
• Mom's Best Award Fall 2008, USA—Winner.
• iParentingMedia Awards Greatest Products of 2008
• Spark 2008 Design Awards, 2008, USA—Gold Medal Winner
• Business Week's IDEA: Design Award, 2008, USA—Winner
• D&AD "Yellow Pencil" Product Design Award, 2008,
• Creative Child Magazine, 2008, USA—Top Choice Award
• ID Magazine, 2008, USA—Design Review Winner
• Medical Design Excellence Award, 2008,
• Red Dot Design Awards, 2008, Germany
• Good Design Awards, 2007, USA—Winner, Chicago Athenaeum Museum of Architecture and Design
• G-Mark Good Design Awards, 2007, Japan—Winner, Good Design Award in Product Design/Everyday Goods category
• Pasadena Museum of California Art, 2007, USA —Selected for display in prestigious design exhibition in Los Angeles
• Creative Child Magazine 2007, USA—Winner, Best Bottle Award

Upon closing the  acquisition of the Adiri assets including the patents and trademarks, the Company intends to  commence operations in the baby bottle industry.  The Company intends to work on  producing a newer version of the baby bottle that Adiri was previously producing that the Company hopes to be one of the first baby bottles that will be free of Estrogenic Activity (EA) as well as being BPA-free  The Company intends to aggressively promote and market the bottles and hopes to secure retail distribution outlets for the bottles.  To achieve that goal, the Company has begun negotiation with large retail chains to supply the Adiri bottles for sale to retail customers.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of business acquired.

The financial statements of 0875505 B.C., including the required pro forma information, will be filed when available within the time period permitted by this Form.

(b)      Pro Forma Financial Information.

The financial statements of 0875505 B.C., including the required pro forma information, will be filed when available within the time period permitted by this Form.

(c)      Exhibits

NUMBER	EXHIBIT
10.1	Asset Purchase Agreement with 0875505 B.C.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

A & J VENTURE CAPITAL GROUP, INC.

January 25, 2011	/s/ Antal Markus

Antal Markus, CEO